EXHIBIT 16

                           Edward Isaacs & Company LLP




Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

         We have read Item 4 of Form 8-K of Jenna Lane, Inc. dated May 26, 2000 and are in agreement with the statements contained in (a)(1)(i),(ii) and (iv) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                            /s/ Edward Isaacs & Company LLP



         New York, New York

         May 31, 2000